UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 1 to Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by Tower Bancorp, Inc. (“Tower”) on January 26, 2011 (the “Initial Filing”). The sole purpose of this amendment is to correct certain balance sheet and non-interest income, income tax expense and net (loss) income information reported in the press release attached as Exhibit 99.1 to the Initial Filing. Subsequent to January 26, 2011, Tower received additional information regarding the fair value of the deferred tax asset and goodwill related to the merger with First Chester County Corporation (“First Chester”). Additionally, Tower identified an adjustment related to bank-owned life insurance which resulted in a $390 thousand reduction to net income before income taxes for the year ended December 31, 2010 and an adjustment of $185 thousand to reduce income tax expense for the year ended December 31, 2010, all of which is being recognized in the quarter ended December 31, 2010. Tower also completed reclassification adjustments related to other real estate owned, other intangible assets, and other liabilities necessary to fairly present its financial position as of December 31, 2010, including $1.2 million reclassified from other liabilities to a “Non-controlling interests” line item within equity, which represents the non-controlling equity interests within consolidated entities of Tower, the majority of which are held by joint venture partners in separate legal entities related to the American Home Bank division. The press release, corrected as of February 16, 2011 solely to correct the foregoing, is included as Exhibit 99.1 to this Form 8-K/A and incorporated herein by reference. The corrected press release includes the following revisions to the unaudited balance sheet information as of December 31, 2010:

•	“Deferred tax asset, net” is increased by $10.6 million to $18.6 million;

•	“Other real estate owned” is increased by $495 thousand to $4.5 million;

•	“Other intangible assets, net” is increased by $592 thousand to $7.7 million;

•	“Goodwill” is decreased by $10.6 million to $15.9 million;

•	“Other liabilities” is decreased by $1.2 million to $38.0 million;

•	A reclassification of $75.2 million to reduce the balance of interest bearing deposits and increase the balance of non-interest bearing deposits; and

•

Per Share Data and Capital Ratios have been corrected to reflect the impact of the foregoing, including, without limitation, the revision of the total risk based capital ratio at December 31, 2010 from 12.88% to 13.29%.

Additionally, the corrected press release includes the following revisions to the unaudited income statement information for the three months ended December 31, 2010, and for the year ended December 31, 2010:

•	Non-interest income is revised from $4.3 million to $4.0 million for the quarter ended December 31, 2010 and from $11.9 million to $11.6 million for the year ended December 31, 2010;

•	Income tax (benefit) expense is revised from $(1.5) million to $(1.7) million for the quarter ended December 31, 2010 and from $1.1 million to $990 thousand for the year ended December 31, 2010;

•	Net (loss) income is revised from $(4.3) million to $(4.5) million for the quarter ended December 31, 2010 and from $1.3 million to $1.1 million for the year ended December 31, 2010; and

•	Per Share Data and Performance Ratios have been corrected to reflect the impact of the foregoing.

Item 2.02	Results of Operations and Financial Condition.

On January 26, 2011, Tower Bancorp, Inc. (NASDAQ: TOBC) issued a press release reporting on its results of operations for the quarter and year ended December 31, 2010. A copy of this press release is furnished as Exhibit 99.1 to this Report and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filings the Registrant has made or may make under the Securities Act of 1933.

Item 8.01	Other Events.

On January 25, 2011, the Board of Directors of Tower Bancorp, Inc. declared a quarterly cash dividend of $0.28 per share, payable on February 28, 2011 to shareholders of record at the close of business on February 14, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 26, 2011, as corrected on February 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC. (Registrant)

Date: February 16, 2011	By:	/s/ Andrew S. Samuel
Andrew S. Samuel Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2011, as corrected on February 16, 2011.